UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 16, 2016

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 29, 2014, Energy Future Holdings Corp. (“EFH Corp.”), Energy Future Intermediate Holding Company LLC (“EFIH” and together with EFH Corp., the “Companies”), EFIH Finance Inc. and certain of EFH Corp.’s subsidiaries (collectively, such entities, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases pending in the Bankruptcy Court concerning the Bankruptcy Filing are referred to in this Current Report on Form 8-K as the “Chapter 11 Cases.” During the pendency of the Chapter 11 Cases, the Debtors have operated their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On December 1, 2016, the Debtors filed the Fifth Amended Joint Plan of Reorganization of EFH Corp. et al. (the “Plan”) in the Chapter 11 Cases. The Debtors will emerge from the Chapter 11 Cases if, and when, a plan of reorganization receives the requisite approval from holders of claims against, or interests in, the Debtors, the Bankruptcy Court enters an order confirming the plan, and the conditions to the effectiveness of the plan, as stated therein, are satisfied.

Item 7.01	Regulation FD Disclosure

In December 2016, the Companies executed confidentiality agreements with certain holders of first lien claims against EFIH (the “Restricted EFIH First Lien Creditors”), certain holders of second lien claims against EFIH (the “Restricted EFIH Second Lien Creditors”), and certain holders of unsecured claims against EFIH (the “Restricted EFIH Unsecured Creditors” and collectively with the Restricted EFIH First Lien Creditors and the Restricted EFIH Second Lien Creditors, the “Creditors”). These confidentiality agreements facilitated discussions between the Debtors and the Creditors concerning the Plan and support of the Creditors for the Plan. As a result of these discussions, the Debtors, the Restricted EFIH First Lien Creditors and Restricted EFIH Second Lien Creditors have agreed on the economic terms regarding the settlements as described herein.

Pursuant to the confidentiality agreements, the Companies agreed to disclose publicly after a specified period if certain conditions were met that the Debtors and the Creditors had engaged in negotiations concerning the Plan, the Creditors’ support for the Plan and information regarding such negotiations. The information included under this Item 7.01 of this Current Report on Form 8-K is being furnished to satisfy the Companies’ public disclosure obligations under the confidentiality agreements.

EFIH First Lien Settlement and EFIH Second Lien Settlement. As previously disclosed, holders of first lien claims against EFIH (the “EFIH First Lien Noteholders”) and holders of second lien claims against EFIH (the “EFIH Second Lien Noteholders”) have asserted certain makewhole claims under the indentures governing the first lien and second lien notes issued by EFIH (such claims respectively, the “EFIH First Lien Makewhole Claims” and “EFIH Second Lien Makewhole Claims”).

On December 16, 2016, the Debtors and the Restricted EFIH First Lien Creditors agreed in principle to settle the EFIH First Lien Makewhole Claims (which include both the “Applicable Premium” or other sums due at the time of redemption, plus interest thereon) as set forth below (the “EFIH First Lien Settlement”):

•	a 95% recovery on such claims if (a) holders of a certain class of unsecured claims against EFIH (Class B6 as defined in the Plan) (the “EFIH Unsecured Noteholders”) vote to accept the Amended Plan (as defined below) and (b) no EFIH Unsecured Noteholder objects to approval of the Plan Support Agreement (as defined below) (including the EFIH First Lien Settlement and EFIH Second Lien Settlement (as defined below)) by the Bankruptcy Court; or

•	a 97% recovery on such claims if (a) the EFIH Unsecured Noteholders reject the Amended Plan or (b) any EFIH Unsecured Noteholder objects to approval of the Plan Support Agreement (including the EFIH First Lien Settlement and EFIH Second Lien Settlement) by the Bankruptcy Court,

plus, in each case, 100% of unpaid interest unrelated to the EFIH First Lien Makewhole Claims (including Additional Interest (as defined in the Plan) and interest on interest), fees and expenses.

On December 16, 2016, the Debtors and the Restricted EFIH Second Lien Creditors agreed in principle to settle the EFIH Second Lien Makewhole Claims (which include both the “Applicable Premium, “ the call premium or other sums due at the time of redemption, plus interest thereon) as set forth below (the “EFIH Second Lien Settlement”):

•	a 87.5% recovery on such claims if (a) the EFIH Unsecured Noteholders vote to accept the Amended Plan and (b) no EFIH Unsecured Noteholder objects to approval of the Plan Support Agreement (including the EFIH First Lien Settlement and EFIH Second Lien Settlement) by the Bankruptcy Court; or

•	a 92% recovery on such claims if (a) the EFIH Unsecured Noteholders reject the amended Plan or (b) any EFIH Unsecured Noteholder objects to approval of the Plan Support Agreement (including the EFIH First Lien Settlement and EFIH Second Lien Settlement) by the Bankruptcy Court,

plus, in each case, 100% of unpaid principal, interest unrelated to the EFIH Second Lien Makewhole Claims (including Additional Interest (as defined in the Plan) and interest on interest), fees and expenses.

The Restricted EFIH Second Lien Creditors agreed to the EFIH Second Lien Settlement in principle, so long as the Plan Support Agreement provides that, subject to certain conditions and payment of the claims relating to the EFIH First Lien Notes, the intercreditor litigation commenced by the EFIH First Lien Notes Trustee against the EFIH Second Lien Notes Trustee will be dismissed. The Restricted EFIH First Lien Creditors, the Restricted EFIH Second Lien Creditors, and the Debtors are continuing to discuss the terms of the Plan Support Agreement.

Assuming an April 30, 2017 effective date of the Amended Plan (as defined below), the amount of the EFIH First Lien Makewhole Claims (including interest) will be approximately $574.0 million and the amount of the EFIH Second Lien Makewhole Claims (including interest) will be approximately $244.6 million (not taking in account the application of the settlement percentage discount noted above). The percentage settlements as contemplated by the EFIH First Lien Settlement and EFIH Second Lien Settlement, respectively are not tied to a specific payment date.

The EFIH First Lien Settlement provides for payment in full of unpaid interest (including “Additional Interest” and interest on interest) and of fees and expenses. Assuming an April 30, 2017 effective date of the Amended Plan, the following amounts unrelated to the EFIH First Lien Makewhole Claims will be due: approximately $1.1 million in “Additional Interest” and approximately $1.2 million in interest on interest. In the context of the EFIH First Lien Settlement, the Restricted EFIH First Lien Creditors estimated the amount of reimbursable fees and expenses, assuming an April 30, 2017 effective date of the Amended Plan, to be approximately $38 million, though the actual amount could be more or less, and additional fees and would continue to accrue.

The EFIH Second Lien Settlement provides for payment in full of principal, unpaid interest (including “Additional Interest” and interest on interest) and of fees and expenses. Assuming an April 30, 2017 effective date of the Amended Plan, the following amounts unrelated to the EFIH Second Lien Makewhole Claims will be due: approximately $1.7 billion in unpaid principal amount, approximately $439.1 million in accrued unpaid interest (including Additional Interest) and approximately $46.3 million in accrued unpaid interest on interest. In the context of the EFIH Second Lien Settlement, the Restricted EFIH Second Lien Creditors estimated the amount of reimbursable fees and expenses through October 31, 2016 to be approximately $17.1 million, though additional fees and expenses have accrued, and will continue to accrue.

Each of the claims (other than for fees and expenses) listed above will continue to accrue interest, at the rates and on the terms specified in the applicable indenture governing the particular notes, until paid in full, and the amount of such claims is likely to change if the effective date of the Plan changes.

The Debtors, the Restricted EFIH First Lien Creditors, and the Restricted EFIH Second Lien Creditors are negotiating the terms of a plan support agreement (the “Plan Support Agreement”) and amended Plan (the

“Amended Plan”), each of which will reflect the terms set forth above regarding the EFIH First Lien Settlement and the EFIH Second Lien Settlement. The Debtors expect to seek approval of the EFIH First Lien Settlement and EFIH Second Lien Settlement contemporaneously with the hearing to consider confirmation of the Amended Plan.

The Plan Support Agreement is expected to provide that, subject to certain conditions, the EFIH First Lien Noteholders and EFIH Second Lien Noteholders that sign the Plan Support Agreement will vote their claims in favor of the Amended Plan. In addition, the Plan Support Agreement is expected to include certain termination rights, including the right of the Debtors to terminate the Plan Support Agreement if the board of directors (or other similar governing body) of the applicable Debtor determines in its sole discretion that, prior to a date or event to be negotiated, proceeding with the Amended Plan or the transactions contemplated by the Agreement would be inconsistent with its applicable fiduciary duties.

Discussions with EFIH Unsecured Noteholders. During the negotiations with the Restricted EFIH First Lien Creditors and the Restricted EFIH Second Lien Creditors, professionals for the Restricted EFIH Unsecured Noteholders communicated to the Debtors, the Restricted EFIH First Lien Creditors, and the Restricted EFIH Second Lien Creditors that the Restricted EFIH Unsecured Noteholders would be supportive of a settlement consisting of an amendment or amendments to the Agreement and Plan of Merger, dated July 29, 2016, as amended, by and among NextEra Energy, Inc., EFH Merger Co., LLC, EFIH and EFH Corp. that would result in approximately $150 million of additional distributable value under the Plan, as well as the following:

•	the EFIH First Lien Noteholders would settle the EFIH First Lien Makewhole Claims for 93%, with the recovery on the remaining 7% to be used to satisfy Allowed Claims (as defined in the Plan) pursuant to the Amended Plan; and

•	the EFIH Second Lien Noteholders would settle the EFIH Second Lien Makewhole Claims for 80%, with the recovery on the remaining 20% to be used to satisfy Allowed Claims pursuant to the Amended Plan.

This proposal was not accepted by the Restricted EFIH First Lien Creditors or the Restricted EFIH Second Lien Creditors.

In addition, on December 16, 2016, the Debtors (with the support of the Restricted EFIH First Lien Creditors and the Restricted EFIH Second Lien Creditors) proposed to the Restricted EFIH Unsecured Noteholders that they would agree to settle the EFIH First Lien Claims and the EFIH Second Lien Claims on the following economic terms in exchange for the support of the settlement by the EFIH Unsecured Noteholders:

•	the EFIH First Lien Noteholders would settle the EFIH First Lien Makewhole Claims for 94%, with the recovery on the remaining 6% to be used to satisfy Allowed Claims pursuant to the Amended Plan; and

•	the EFIH Second Lien Noteholders would settle the EFIH Second Lien Makewhole Claims for 85% with the recovery on the remaining 15% to be used to satisfy Allowed Claims pursuant to the Amended Plan.

The Restricted EFIH Unsecured Creditors did not accept this proposal within the 24-hour time period specified in the offer.

The Debtors have not reached agreement on the terms of any change in the Plan with the Restricted EFIH Unsecured Noteholders. Certain of the Restricted EFIH Unsecured Noteholders have directed their advisors to continue to work with the Debtors and their advisors to explore further whether the parties can reach an agreement on changes to the Plan, including support of the Amended Plan (as defined below).

The Bankruptcy Code does not permit solicitation of acceptances of a plan of reorganization until the Bankruptcy Court approves the applicable disclosure statement relating to the plan. Accordingly, this Current Report on Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan or the Amended Plan. There can be no assurance that the Bankruptcy Court will approve the amended disclosure statement, that the Debtors’ stakeholders will approve the Amended Plan, or that the Bankruptcy Court will confirm the Amended Plan.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under Item 1A, “Risk Factors” and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K filed by EFH Corp. with the United States Securities and Exchange Commission on March 1, 2016 (and in the corresponding sections of any subsequent Quarterly Reports on Form 10-Q) and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	our ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general;

•	our ability to obtain the Bankruptcy Court’s confirmation of our plan of reorganization;

•	the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies we employ to address our liquidity and capital resources;

•	whether the conditions (including required regulatory approvals) to consummation of the transactions contemplated by our plan of reorganization will be satisfied or obtained;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases; and

•	restrictions on us due to the terms of debtor-in-possession financing facilities and restrictions imposed by the Bankruptcy Court.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Anthony Horton
Name:	Anthony Horton
Title:	Executive Vice President & Chief Financial Officer

Dated: December 19, 2016